CIBER, INC.
POWER OF ATTORNEY
            The undersigned hereby constitutes and appoints Sean Radcliffe and Anthony Fogel, and each of them severally, as the undersigned's true and lawful attorney-in-fact, with full power of substitution and
revocation for the undersigned, and in the undersigned's name and on behalf of the undersigned, to (i)
prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to
make electronic filings with the SEC of reports required by Section 16(a)
of the Securities Exchange Act
of 1934 or any rule or regulation of the SEC, (ii) execute, acknowledge, deliver and file Forms 3, 4 and 5
(including amendments thereto) required to be filed pursuant to Section
16 of the Securities Exchange
Act of 1934, as amended, and the rules and regulations thereunder, and do and perform any and all acts
for and on behalf of the undersigned which may be necessary or desirable to complete and execute any
such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority, and (iii) execute, acknowledge, deliver and file Form 144 (including amendments thereto) required to be filed pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder; and
the undersigned hereby ratifies and confirms all that the said attorneys, or any of them, has done, shall
do or cause to be done by virtue hereof.
            The undersigned hereby acknowledges that said attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is CIBER, Inc. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Rule
144 under the Securities Act of 1933, as amended, or the rules and regulations thereunder. The undersigned further agrees that said attorneys-in-fact may rely entirely on information furnished orally
or in writing by the undersigned to any of said attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless CIBER, Inc. and said attorneys-in-fact against any losses, claims, damages
or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to said attorneys-in-fact, or
any of them, for purposes of executing, acknowledging, delivering or filing any Form 3, 4 or 5 pursuant
to Section 16 of the Securities Exchange Act of 1934, as amended, or
Form 144 pursuant to Rule 144
under the Securities Act of 1933, as amended, or the rules and regulations thereunder, and agrees to
reimburse CIBER, Inc. and said attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
            The undersigned agrees and represents to those dealing with said attorneys-in-fact that this
Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to
any of said attorneys-in-fact, delivered by registered mail or certified mail, return receipt requested.
            IN WITNESS WHEREOF, the undersigned has hereunto set his
hand this 19th day of February
2014.
                                          /s/ Christian Mezger